Long-Term Incentive Compensation
                            Plan for Senior Officers

     I. Introduction

     1.1. Purpose. The purpose of this Plan is to attract and motivate key individuals by providing compensation based both on Equitable Life's performance in improving its profitability and total returns to shareholders and on individual performance.

     1.2. Definitions.

     'Affiliate' means any firm, partnership or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another firm, partnership or corporation.

     'Boards' mean the respective Boards of Directors of Equitable Life and EQ, each as constituted from time to time.

     'Code' means the Internal Revenue Code of 1986, as amended.

     'Committees' mean the respective Organization and Compensation Committees of the Boards, each as constituted from time to time.

     'Common Stock' means the common stock, par value $0.01 per share, of EQ.

     'Compensation   Pool'  means  the   amounts  set  aside  for   payments  to
Participants as determined under Sections 2.1 and 3.1. 'DLJ' means Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries.

     'Earnings Level' means the cumulative amount of Pre-tax Insurance Adjusted Earnings for a Performance Period equal to 60% of the cumulative amount of pre-tax earnings goals for each of the years in such Performance Period designated by the Committees within 90 days of the commencement of such Performance Period (or such later time as may be permitted or such earlier time as may be required under Section 162(m) of the Code).

     'EQ' means The Equitable Companies Incorporated, a Delaware corporation, and any successor thereto.

     'Equitable Life' means The Equitable Life Assurance Society of the United States, a New York stock life insurance company, and any successor thereto.

     'Initial Performance Period' means the Performance Period commencing January 1, 1996 and ending December 31, 1998.

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     'Interim  Earnings Level' means the cumulative  amount of Pre-tax Insurance
Adjusted Earnings for the first two years of the Initial Performance Period equal to 75% of the cumulative amount of pre-tax earnings goals for each of such years designated by the Committees within 90 days of the commencement of the Initial Performance Period.

     'Participant' means an individual who is or was during a performance period covered by this Plan a Chairman or Vice Chairman of the Board, President, Executive Vice President or Senior Vice President of EQ or an officer of Equitable Life who is or was (i) designated a principal officer, pursuant to the procedures set forth in section 4230(a) of the New York Insurance Law, (ii) an officer having a title of Senior Vice President or higher, or (iii) a Vice President selected by the Committees upon the recommendation of the Chief Executive Officer of Equitable Life.

     'Performance Period' means each three calendar year period commencing on January 1, 1996 and each subsequent January 1.

     'Plan' means the Long-Term Incentive Compensation Plan for Senior Officers, as in effect and as amended from time to time.

     'Pre-Tax Insurance Adjusted Earnings' for any year shall mean an amount equal to: the sum of (1)(a) the consolidated earnings from continuing operations before Federal income taxes of EQ for such year determined in conformity with generally accepted accounting principles (the 'Pre-Tax Earnings') less (b) the amount of the earnings from continuing operations before federal income taxes of the investment services segment included in the Pre-Tax Earnings, such difference being referred to as the 'Pre-Tax Insurance Earnings', and (2) the net amount of the Pre-Tax Adjustments other than Pre-Tax Adjustments attributable to the investment services segment.

     'Pre-Tax Adjustments' shall mean such adjustments, based on EQ's accounting records, as are necessary to eliminate from the calculation of Pre-Tax Insurance Earnings the effect of:

     (i) all  charges  for  incentive  compensation  programs;

     (ii) all non-DLJ  capital gains and losses;

     (iii) any incremental change attributable to item (ii) in (a) the investment results directly passed through to participating contract holders and
(b) the  amortization  of deferred  acquisition  costs;  and

     (iv) restructuring charges.

                               II. Administration

     2.1. Maximum Amount Payable to Covered Employees. For purposes of complying with the requirements of Section 162(m) of the Code, within 90 days of the commencement of each Performance Period (or such later time as may be permitted or such earlier times as may be required under Section 162(m) of the Code) the Committees will determine the amount to be paid to each of the 'covered employees' as defined in Section 162(m) of the Code subject to the Committees' right in their sole discretion to reduce or eliminate the amount to be paid to such Participants; provided that, to the extent required by Section 162(m) of the Code, the exercise of negative discretion by the Committees with respect to such 'covered employee' shall not increase the amount payable from the Compensation Pool with respect to any other Participant. Notwithstanding the foregoing, in no event shall (i) a Participant who is described in Section 162(m)(3)(A) of the Code with respect to the taxable year in which the amounts payable in respect of a Performance Period are deductible for Federal income tax purposes (the 'Taxable Year') receive payment under this Plan in respect of such Performance Period of an amount in excess of 16% of the maximum amount which could be credited to the corresponding Compensation Pool under Section 3.1 and
(ii) the Participants described in Section 162(m)(3)(B) of the Code with respect to the Taxable Year (the 'Affected Participants') receive payment under this Plan in respect of a Performance Period of an amount in excess of 14% in the case of the Affected Participant receiving the highest amount of salary and bonus for the Taxable Year, 12% in the case of the Affected C-2 Participant receiving the second highest amount of salary and bonus for the Taxable Year, 11% in the case of the Affected Participant receiving the third highest amount of salary and bonus for the Taxable Year and 10% in the case of the Affected Participant receiving the fourth highest amount of salary and bonus for the Taxable Year, of the maximum amount which could be credited to the corresponding Compensation Pool under Section 3.1.

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     2.2.  Determination of Pool Size and Actual Amounts Payable.  In accordance with the terms of the Plan, the Committees shall determine whether the Earnings Level and Interim Earnings Level have been achieved, the aggregate size of the Compensation Pool for each Performance Period and the amounts payable to each Participant. To the extent required under Section 162(m) of the Code, the Committees shall certify that the performance goals and any other material terms of the Plan have been satisfied prior to any payment to 'covered employees' as defined in Section 162(m) of the Code.

     2.3. Administration. The administration and operation of the Plan shall be supervised by the Committees. The Committees may delegate responsibility for the day to day administration and operation of the Plan to such employees of Equitable Life as they may designate from time to time. The Committees shall interpret and construe any and all provisions of the Plan and any determination made by the Committees, under the Plan, shall be final and conclusive. All accounting determinations made with respect to a Performance Period shall be made using the accounting principles used by EQ in its consolidated financial statements and quarterly financial supplements prepared in accordance with generally accepted accounting principles. Neither the Boards, nor the Committees, nor any member of the Boards or the Committees, nor any employee of Equitable Life or EQ shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Boards and the Committees and the employees of Equitable Life and EQ shall be entitled to indemnification and reimbursement by Equitable Life and EQ, to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan.

                     III. Determination of Compensation Pool

     3.1. Establishment of Compensation Pool. If the Earnings Level or the Interim Earnings Level with respect to the applicable Performance Period is achieved, the Committees shall establish a Compensation Pool for such Performance Period and may allocate to such Compensation Pool up to a maximum amount equal to one-half of one percent (0.5%) of the cumulative Pre-Tax Insurance Adjusted Earnings for the three years in such Performance Period, provided that, with respect to the Initial Performance Period, the maximum amount that may be allocated by the Committees to the corresponding Compensation Pool for (i) 1996 and 1997 shall be one percent (1.0%) of cumulative Pre-Tax Insurance Adjusted Earnings for such years and (ii) the entire Initial Performance Period shall be the excess of one percent (1.0%) of cumulative Pre-Tax Insurance Adjusted Earnings for all years in such Performance Period over the amount allocated to the Compensation Pool in respect of 1996 and 1997.

     3.2 Payment. Amounts payable in respect of any Performance Period shall be paid as soon as practicable following the determination by the Committees of the amount payable for such Performance Period, except that, with respect to the Initial Performance Period, if the Committees determine that the Interim Earnings Level has been attained, the amount credited to the Compensation Pool for the Initial Performance Period in respect of 1996 and 1997 shall be payable to Participants as soon as practicable following December 31, 1997.

     3.3 Form of Payment. Unless payment to Participants in the form of Common Stock would violate New York State Insurance Law, the Committees shall have the right to cause all or any portion of the amount payable to a Participant to be paid in the form of Common Stock. The maximum number of shares of Common Stock issuable annually in respect of any Participant shall equal the greatest number of whole shares determined by dividing (i) the aggregate dollar amount determined by the Committees to be payable to such Participant from a Compensation Pool by (ii) the closing price of a share of Common Stock reported on the New York Stock Exchange Consolidated Tape for the date on which the Committees certify that the performance goals have been achieved and determine the amount payable to such Participant in respect of the corresponding Compensation Pool (or, if the Common Stock is not traded on such date, on the next following date on which the Common Stock is so traded).

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     3.4 Termination of Employment.  Except as provided in the next sentence, if a Participant's employment terminates prior to the end of a Performance Period (or, in the case of any amount payable in respect of achieving the Interim Earnings Level, prior to December 31, 1997) such Participant (and any person claiming in respect of such Participant) shall have no right to receive any payment in respect of the corresponding Compensation Pool. If a Participant's employment is terminated by Equitable Life or EQ or terminates by reason of his death, disability (as defined in Section 22(e)(3) of the Code, or any successor provision thereto) or retirement, the Committees, in their sole discretion, may authorize a payment to such Participant, subject to all the terms and conditions of the Plan.

                             IV. General Provisions

     4.1 Amendment and Termination. The Plan may at any time be amended, suspended, discontinued or terminated by action taken by the Boards and Committees without approval or consent by shareholders; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant with respect to any payments which the Committees have determined shall be made prior to the effective date of such amendment, suspension, discontinuance or termination.

     4.2. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committees and shall not be effective until received by the Committees. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the interest of such beneficiaries shall be paid in equal shares, unless the Participant has designated otherwise.

     4.3 Miscellaneous.

     (a) No Right of Payment or Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to payments under this Plan, or to continue in the employment of Equitable Life or any of its Affiliates.

     (b) No Limitation on Corporation Actions. Nothing contained in the Plan shall be construed to prevent Equitable Life or any of its Affiliates from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any awards made under the Plan.

No employee, beneficiary or other person shall have any claim against Equitable Life or any of its Affiliates as a result of any such action.

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     (c)  Nonalienation of Benefits.  Except as expressly  provided  herein,  no
Participant or beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant's interest under the Plan. Equitable Life's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of Equitable Life's assets or (ii) any corporation into which Equitable Life may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

     (d) Withholding Taxes. Equitable Life may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which Equitable Life is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any awards under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such award.

     (e) Unfunded Status of Plan. The Plan is intended to constitute an 'unfunded' plan for incentive compensation for Participants. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of Equitable Life.

     (f) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     (g) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to the principles of conflict of laws.

     (h) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

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